Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT MADE AND ENTERED INTO THIS 23 day of February, 2005, by and between BROOKE FRANCHISE CORPORATION, a Missouri corporation ("Employer"), and Shawn T. Lowry ("Employee"), is as follows:

SUBJECT MATTER OF EMPLOYMENT

Employer has and does, hereby employ Employee under this Executive Employment Agreement, effective on January 1, 2005, notwithstanding the date of this Agreement or the date such Agreement is signed by either Employer or Employee, to carry out the duties of the office of President for Employer. Employee hereby accepts employment by Employer, subject to the terms of this Executive Employment Agreement.

Employer and Employee agree that, notwithstanding Employee's status as an employee and officer of Employer, Employee is an "executive officer" of Brooke Corporation as of the effective date of this Agreement for purposes of the Securities Exchange Act of 1934, as amended.

The Employee's title, responsibilities and job description may be periodically revised by Employer without requiring a written amendment to this Agreement.

Employee shall report to the Board of Directors of Employer. Without requiring a written amendment to this Agreement, Employer has the right to change Employee's reporting relationship at any time and assign Employee to report to another individual.

COMPENSATION, BENEFITS AND EXPENSE REIMBURSEMENT

Employer agrees to pay to Employee base salary at the annual rate of One Hundred and Thirty Thousand Dollars ($130,000). The reference to base salary at an annual rate in this Agreement shall not entitle Employee to payment of salary beyond any salary earned through Employee's performance of services under this Agreement through the date of any termination of Employee's employment and/or this Agreement. The base salary will be reviewed periodically for adjustment by Employer, and, if adjusted, such adjusted amount will become the base salary for purposes of this Agreement.

Employee shall be eligible to participate in any short-term or long-term bonus or incentive compensation plans, programs or arrangements as are designated by the Employer at its sole discretion for participation by Employee. Employee will be advised of any terms and performance criteria relating to any such plans, programs or arrangements and any participation by Employee in any such plans, programs or arrangements shall not require a written amendment to this Agreement.

Employer further agrees to provide an automobile to Employee for business use and commuting provided that it is used in accordance with the policies established from time to time by Employer. Employee agrees that the automobile shall at all times remain the property of Employer or one of its affiliates and shall be returned to Employer upon termination of this Agreement.

Employer further agrees to grant Employee certain other benefits as specified in the personnel policies established from time to time by Employer and subject to the discretionary authority given to any applicable benefit plan administrators. Employer's personnel policies may be changed from time to time by Employer without requiring a written amendment to this Agreement.

Employer further agrees to reimburse Employee for reasonable expenses incurred while carrying out the duties assigned by Employer to Employee. Employee agrees to comply with Employer's expense reimbursement policies. At Employer's option, Employee may be provided with a corporate credit card for use in connection with the payment of travel and other employment-related expenses incurred in the performance of Employee's duties under this Agreement. Employee agrees to comply with any policies of Employer applicable to corporate credit card use. Employer, at its sole discretion, shall have the right to terminate the credit card program or revoke Employee's corporate credit card privileges at any time for any reason. Upon any such termination of the program, revocation of privileges, or termination of Employee's employment, Employee agrees to promptly return the corporate credit card to Employer.

ADDITIONAL OBLIGATIONS OF EMPLOYEE

Employee shall comply with the policies (including Employer's interpretations and clarifications thereof) established from time to time by Employer.

Employee agrees to be bound by the rules and policies set forth in the Brooke Franchise Corporation Employee Handbook as amended from time to time. Notwithstanding the foregoing, for any provision of this Executive Employment Agreement that is now or may become conflicted with the same or similar provision in such Employee Handbook, the provision which provides Employer most protection and grants Employer the greatest rights shall govern. Employee further acknowledges that he has received, read, and signed all relevant forms attached to the Employee Handbook.

During and subsequent to Employee's employment under this Agreement, Employee shall respect the confidentiality of client file information, franchise agent information, broker/producer information, lending and loan sales information, and employment file information owned or controlled by Employer, Employer's affiliates, Employer's sister companies, Employer's parent company, the franchise agents of Employer or any such affiliates, sister companies or parent company, or the brokers/producers of Employer or any such affiliates, sister companies or parent company (collectively such affiliates, sister companies, parent company, franchise agents and brokers/producers shall be referred to as "Employer Companies"). Employee shall not remove any listing of clients, policy expiration information, franchise agents, brokers/producers, customer leads, contacts, lenders, purchasers of loans, or employees from premises or electronic databases owned or rented by Employer or any of the Employer Companies without the express written consent of Employer. Employee shall not sell or trade any client, franchise agent, broker/producer, lead, contact, borrower, lender, loan purchaser, insurance company or employee information obtained as a result of (1) access to Employer's or Employer Companies' client file, agency file, producer file, employment file, loan file, lender, loan purchaser or policy expiration information, or (2) business conducted by Employee for Employer or any of the Employer Companies. Employee agrees that all client file, agency file, producer file, employment file, borrower, lender, loan purchaser, lead, contact, insurance company and policy expiration information, and all good will associated with, or generated by, such information remain the exclusive property of Employer or one or more of the Employer Companies.

Except as Employer otherwise consents in advance in writing, Employee shall not disclose or make any use of, except for the benefit of Employer, at any time either during or subsequent to Employee's employment, any trade secrets, confidential information, knowledge, documentation, data, or other information of Employer or Employer Companies relating to products, services, loans, processes, know-how, designs, clients, customer lists, customer leads or contacts, borrowers, lenders, purchasers of loans, insurance companies, business plans, marketing plans, strategies, budgets, financial results, pricing information, projections, acquisition or divestiture plans, agent lists and information, broker/producer lists and information, employee lists and information, personnel changes, databases, software, designs or any matter pertaining to any business of Employer, any of the Employer Companies or any of their clients, which Employee produces, obtains or otherwise acquires during the course of Employee's employment, except as herein provided. Employee agrees not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third parties without specific direction and consent of Employer.

In the event of Employee's termination of employment with Employer for any reason whatsoever, Employee agrees to promptly surrender and deliver to Employer all records, materials, equipment, documents and data of any nature, and stored or possessed in any form or manner, pertaining to any program or confidential information of Employer, any of the Employer Companies, or any of their clients, which Employee produces or obtains during the course of his employment or otherwise.

TERMINATION OF EMPLOYMENT

The relationship between Employer and Employee is an employment at will and nothing in this Agreement shall eliminate, reduce or deter the right of either party to terminate the employment relationship at any time for any reason. Termination of employment shall constitute termination of this Agreement unless the parties mutually agree in writing otherwise.

Any professional errors or omissions coverage provided by Employer for Employee shall cease upon termination of this Agreement. Any obligation by Employer to pay to employee performance bonuses or other bonus or incentive compensation, if any, shall also cease upon termination of this Agreement.

Obligations and provisions of this Agreement that, by their express terms or otherwise, require performance or compliance by one or both parties hereto after termination of this Agreement, including, but not limited to, obligations to return property, confidentiality of information, covenants not to solicit, the covenant not to compete, mediation, arbitration, waiver, the binding nature of this Agreement upon the parties, successors, assigns, heirs, executors and administrators, the government and construction of this Agreement, and the invalidity or non-enforceability of Agreement provisions, shall survive termination of the Agreement.

COVENANTS NOT TO SOLICIT OR COMPETE

In the event that Employee's employment is terminated for any reason by Employer or by Employee, Employee does hereby agree and covenant not to directly or indirectly solicit by any means insurance, financial services, insurance agency, agency consulting or loan business from any clients, franchise agents or lenders of Employer or any of the Employer Companies for a period of two (2) years from and after the effective date of termination of employment. Employee agrees that he will not, for a period of two (2) years following termination of employment with Employer, directly or indirectly, solicit or hire any of the franchise agents, brokers, producers or employees of Employer or any of the Employer Companies to work for or contract with Employee or any person or company competitive with Employer or any of the Employer Companies. If Employee breaches this paragraph, Employer shall be entitled to all damages that result from each and every individual breach, in addition to any other remedies, including equitable remedies, that Employer may have.

Employee and Employer agree that (1) during the period of Employee's employment hereunder, Employee will not undertake, engage in, or be directly or indirectly involved in the planning, organization, funding or operation of any business activity competitive with either the work Employee performs or any of the lines of business in which Employer or any of the Employer Companies is engaged; and (2) for two years after the effective date of Employee's termination of employment under this Agreement for any reason or no reason at all, Employee shall not engage in, or own or control any interest in (except as a passive investor in less than one percent of the outstanding securities of a publicly held company), or act as an officer, director or employee of, broker or producer for, or consultant, advisor or lender to, any firm, corporation, partnership, limited liability company, sole proprietorship, institution, business or entity that engages in any line of business that is competitive with any Line of Business of Employer and any of the Employer Companies (as defined below) in any state in the United States in which such Line of Business of Employer and any of the Employer Companies operates as of the effective date of the termination of Employee's employment under this Agreement. "Line of Business of Employer and any of the Employer Companies" means the insurance agency business, the business of franchising insurance agencies, the business of providing consulting services to insurance agencies, the business of lending money to franchisees, insurance agencies, insurance agents or funeral homes, the wholesale insurance brokerage business, the funeral home business, the business of franchising funeral homes, and any other line of business of Brooke Corporation and all of its subsidiaries, the revenues of which constituted 10% or more of the consolidated revenues for Brooke Corporation for the fiscal year of Brooke Corporation completed on, or most recently completed prior to, Employee's last day of employment under this Agreement. The running of the two-year period specified in this paragraph shall be suspended during any period of violation and/or any period of time required to enforce this covenant by settlement, mediation, arbitration, litigation, threat of arbitration or threat of litigation. Nothing in this paragraph shall preclude Employee from having an ownership interest in a franchise granted by either Brooke Franchise Corporation or another Employer Company or having an employment or subagent relationship with a franchise granted by either Brooke Franchise Corporation or another Employer Company.

Employee and Employer agree that the prohibitions contained in the foregoing covenants not to solicit, the non-competition covenant and the provisions of this Agreement pertaining to confidential information of Employer and the Employer Companies are reasonable and necessary and Employee's salary, employment and association with Employer and/or the opportunities which are afforded to Employee are ample consideration for these restrictions.

Employee and Employer agree that, should any provisions of any covenant or other portion of this Agreement be determined to be invalid, illegal or otherwise unenforceable or unreasonable in scope by any arbitrator to whom a dispute regarding this Agreement has been submitted in accordance with this Agreement, or by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement will not be affected thereby, and the provision found invalid, illegal or otherwise unenforceable or unreasonable will be considered by Employee and Employer to be amended as to scope of protection, time or geographic area (or any one of them, as the case may be) in whatever manner is considered reasonable by that arbitrator or court and, as so amended, will be enforced.

Employee and Employer agree that money damages alone will not adequately compensate Employer for breach of the foregoing covenants not to solicit, the non-competition covenant, and the provisions of this Agreement pertaining to confidential information of Employer or the Employer Companies and, therefore, in the event of the breach or threatened breach of any such covenant or provision, in addition to all other remedies available at law, in equity or otherwise, Employer shall be entitled to injunctive relief compelling specific performance of (or other compliance with) the terms thereof.

MISCELLANEOUS

This Agreement supersedes and take precedence over any and all prior agreements, arrangements or understandings between Employer or any one or more of the Employer Companies and the Employee relating to the subject matter hereof.

No oral understanding, oral statement, or oral promises or oral inducements exist between the parties.

The waiver by Employer of any breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if hand delivered or sent by regular mail to Employee's residence (in the case of notice to Employee) or to Employer's principal office (in the case of notice to the Employer).

The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. This Agreement is binding upon Employee and the heirs, executors, assigns and administrators of Employee or Employee's estate and property.

Employer may assign this Agreement by providing Employee notice of Employer's decision to do so. Employee may not assign or transfer to others the obligation to perform Employee's duties hereunder.

This Agreement may not be modified, revised, altered, added to, extended in any manner, or superseded other than by an instrument in writing signed by both of the parties hereto.

This Agreement shall be governed and construed in accordance with the laws of the State of Kansas.

MEDIATION AND ARBITRATION

Any issue, claim or dispute that may arise out of or in connection with this Agreement or the employment relationship between Employer and Employee, or the termination of such Agreement and/or relationship, and which Employee and Employer (or any of the Employer Companies) are not able to resolve themselves by negotiation, shall be submitted to mediation in a manner agreed to by Employee and Employer. Employee and Employer agree to use mediation to attempt to resolve such issue, claim or dispute prior to filing any arbitration action, lawsuits, complaints, charges or claims. Employee and Employer will select an independent mediator agreeable to both parties. If the parties cannot agree on an independent mediator, the parties agree that the American Arbitration Association will appoint a mediator. The mediator will communicate with the parties to arrange and convene the mediation process that will be most efficient, convenient and effective for both parties. The costs of the mediation and fees of the mediator will be borne equally by Employee and Employer. The parties will cooperate with the mediator in coming to a reasonable agreement on the mediation arrangements which will include the time and place for conducting the mediation, who will attend or participate in the mediation, and what information and written material will be exchanged before the mediation. The mediation will be conducted at a place agreeable to both Employee and Employer.

Any issue, claim, dispute or controversy that may arise out of, in connection with, or relating to this Agreement, the employment relationship between Employer and Employee, or the termination of such Agreement and/or relationship that are not able to be resolved by mediation, shall be submitted to arbitration administered by the American Arbitration Association under its Employment Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in an court having jurisdiction thereof. Employee and Employer agree to use arbitration to resolve such issue, claim or dispute prior to and in lieu of filing any lawsuits, complaints, charges or claims. The costs of the arbitration and fees of the arbitrator(s) will be borne equally by Employer and Employee.

Employee and Employer agree that each party will pay the fees and expenses of his or its own attorneys involved in any mediation, arbitration or dispute relating to this Agreement, Employee's employment by Employer, or the termination of such Agreement and/or employment. Neither party shall have any obligation to pay the fees and/or expenses incurred by legal counsel or expert witnesses retained by or on behalf of the other party in connection with any such mediation, arbitration or dispute.

Therefore, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by both parties, Employer and Employee have duly executed this Executive Employment Agreement on the date(s) set forth below their respective signatures.

BROOKE FRANCHISE CORPORATION

"EMPLOYER"

by: /s/ Shawn T. Lowry

Shawn T. Lowry

Date: 2/23/05

/s/ Heather Balthazor

Witness

EMPLOYEE:

/s/ Shawn T. Lowry

Shawn T. Lowry

Date: 2/23/05

/s/ Heather Balthazor

Witness